[COPY TO COME]
               the purpose or purposes for which the said premises are hereby leased; and no use shall be made or permitted to be made of the said premises, nor acts done, which will increase the existing rate of insurance upon the building in which said premises may be located, or cause a cancellation of any insurance policy covering said building, or any part thereof, nor shall Lessee sell, or permit to be kept, used, or sold, in or about said premises, any articles which may be prohibited by the term of fire insurance policies. Lessee shall, at his sole cost and expense, comply with any and all requirements of any insurance organization or company pertaining to said premises, which requirements are necessary for the maintenance of reasonable fire and public liability insurance, covering said building and appurtenances. See Paragraph 26.

                       Lessee shall not commit, or suffer to be committed, any
               waste upon said premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in the building in which the demised premises may be located, or in any way obstruct, interfere with, injure or annoy them, or do or permit to be done anything in any way tending to disturb the occupants of neighboring property or tending to injure the reputation or appearance of the building.

                       Lessee shall not conduct or permit to be conducted any
               sale by auction on or from said premises.

Alterations            4. Lessee shall not make, or suffer to be made, any
               alterations of the said premises, or any part thereof, without the written consent of Lessor first had and obtained, and any additions to, or alterations of, the said premises, except movable furniture and trade fixtures, shall become at once a part of the realty and belong to Lessor.

Abandon-               5. Lessee shall not vacate or abandon the premises at any
 ment time during the term; and if Lessee shall abandon, vacate or surrender said premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the premises shall, at the option of Lessor, be deemed to be abandoned.

                       6. Lessee shall, at his sole cost, keep and maintain said
               premises and appurtenances and every part thereof (including exterior walls and roofs which Lessee agrees to repair), including, without limitation, glazing, sidewalks adjacent to said premises, plumbing, heating and sewer facilities, any store front, and the interior of the premises, in good and sanitary order, condition and repair, hereby waiving all right to make repairs at the expense of Lessor. By entry hereunder, Lessee accepts the premises as being in good and sanitary order, condition and repair, and agrees on the last day of said term, or sooner ????? of this lease, to surrender unto Lessor all and singular said premises and the appurtenances in the same condition as when received, reasonable use and wear thereof and damage by fire, act of God or by the elements excepted, and to remove all of Lessee's signs from said premises. See Paragraph 29.

                       Lessee shall have all passenger and/or freight elevators
               now on or hereafter constructed upon the premises, and all elevators, including sidewalk elevators, actually used by Lessee in connection with the premises, whether on the premises or not, regularly inspected, and shall keep the same in good running order and in perfect repair and condition and keep same covered during the term hereof by permit and license to operate by the Industrial Accident Commission of the State of California, and by any other public authority from which a license or permit is or may be required, at the sole cost and expense of Lessee.

                       In the event that the provisions of any law, ordinance,
               or rule now in force or hereafter enacted by Municipal, State, or National Authority, requires, by reason of Lessee's use of the premises, any alterations, additions, repairs or acts of any kind to be done in connection with the premises or any part thereof, the same shall be done at the sole cost and expense of Lessee.

Free from              7. Lessee shall keep the demised premises and the
 Liens property on which the demised premises are located, free from any liens arising out of any work performed, materials furnished, or obligations incurred by Lessee.

Compliance             8. Lessee shall, at his sole cost and expense, comply
with           with all of the requirements of all Municipal, State, and Federal
Govern-        Authorities now in force, or which may hereafter be in force,
mental         pertaining to the use of said premises, and shall faithfully
Regulations    observe in the use of the premises all Municipal ordinances and
               State and Federal Statutes now in force or which may hereafter be in force. The judgment of any court of competent jurisdiction, or the admission of Lessee in any action or proceeding against Lessee, whether Lessor be a party thereto or not, that Lessee has violated any such ordinance or statute in the use of the premises, shall be conclusive of that fact between Lessor and Lessee.

Hold                   9. Lessee, as a material part of the consideration to be
Harmless rendered to Lessor, hereby waives all claims against Lessor for damages to goods, wares and merchandise, and all other personal property in, upon or about said premises and for injuries to persons in or about said premises, from any cause arising at any time, and Lessee will save, defend, and hold Lessor exempt and harmless from any damage or injury, occurring in, on, or about the demised premises, to any person, or to the goods, wares and merchandise and all other personal property of any person arising from any cause whatsoever.

Advertise-             10. Lessor reserves the exclusive right to the roof, and
ments          to all exterior walls or parts of the premises, and access
and            thereto, and the same are not covered by this lease, and Lessee
Signs          agrees that no signs, advertisements or notices whatsoever shall be inscribed, painted, affixed or displayed on, to or in any part of the outside or inside, or on the roof of the premises, without the written consent of Lessor. Any signs to placed on the premises shall be so placed upon the understanding and agreement that Lessee will remove same at the termination of the tenancy herein created and repair any damage or injury to the premises caused thereby, and if not so removed by Lessee then Lessor may have same so removed at Lessee's expense.

Utilities              11. Lessee shall pay promptly, as the same may become
               due, all bills for water, gas, heat, light, power, telephone service and all other services supplied to the said premises.

Entry by               12. Lessee shall permit Lessor and/or his agents to enter
Lessor into and upon said premises at all reasonable times for the purpose of inspecting the same or for the purpose of maintaining the building in which said premises are situated, or for the purpose of making repairs, alterations or additions to any portion of said building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, or for the purpose of posting notices of nonresponsibility, or for the purpose of placing upon the property in which the said premises are located any usual or ordinary "for sale" signs, without any rebate of rent and without any liability to Lessee for any loss of occupancy or quiet enjoyment of the premises thereby occasioned, and shall permit Lessor and his agents, at any time within ninety days prior to the expiration of this lease, to place upon said premises any usual or ordinary "to let" or "to lease" signs and to exhibit the premises to prospective tenants at reasonable hours.

Destruction            13. In the event of a partial destruction of the premises
of Premises    during the said term, from any cause, other than ordinary wear and tear, Lessor shall forthwith repair the same, provided such repairs can be made within ninety (90) days under the then existing laws and regulations. Such partial destruction shall in no wise annul or void this lease, except that the Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, such reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by the Lessee in the said premises. If such repairs cannot be made within ninety (90) days, Lessor may, at his option, make same within a reasonable time, this lease continuing in full force and effect and the rent to be proportionately reduced as aforesaid. In the event that Lessor shall elect not to make such repairs which cannot be made within ninety (90) days, Lessor shall give Lessee prompt written notice of such election, and thereupon this lease may be terminated at the option of either party by notice in writing to the other within five (5) days after the giving or receiving of such notice. In respect to any partial destruction which Lessor is obligated to repair or may elect to repair under the terms of this paragraph, the Provisions of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California are waived hereby by Lessee. In the event that the building in which the demised premises are situated be destroyed to the extent of not less than 33 1/3% of the replacement cost thereof, Lessor may elect to terminate this lease, whether the demised premises be injured or not. A total destruction of the premises,